UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                 FORM 8-K

                           CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

   Date of report (Date of earliest event reported): November 23, 1999

                                 LMKI INC.
         (Exact name of registrant as specified in its charter)

                                  Nevada
             (State or other jurisdiction of incorporation)

      0-26578                                33-0662114
(Commission File Number)           (I.R.S. Employer Identification No.)


        1720 East Garry, Suite 201, Santa Ana, California 92705
      (Address of principal executive offices, including Zip Code)

                              (949) 475-4500
           (Registrant's telephone number, including Area Code)




Item 5. Other Events.

We issued the following press release:

SANTA ANA, Calif., November 29, 1999 -- LMKI

LMKI Inc. Secures $5 Million Private Placement Commitment

LMKI Inc. (OTCBB: LMKI), a leading broadband communications solutions provider, announced today that it has secured a $5 million private placement agreement with WEC Asset Management, LLC, of New York, New York.

LMKI intends to use this funding for working capital, and to aggressively pursue the acquisition of the existing DSL subscriber base of local and regional Internet Service Providers partnered with Covad Communications (NASDAQ:COVD) in order to integrate them into LMKI's revolutionary national network. This funding bolsters LMKI's ability to accelerate its market penetration in the rapidly growing business class broadband Internet connectivity market.

This news release is published for informational purposes only and is not to be deemed to offer any securities for sale. Any offering will be made only by means of a prospectus.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, the matters discussed in this news release may be considered forward-looking statements could be subject to certain risks and uncertainties that could cause the actual results to differ materially from those projected. These include uncertainties in the market, competition, legal, success of marketing efforts and other risks detailed from time to time in the company's SEC reports. The company assumes no obligation to update the information in this release.


LMKI Inc., http://www.lmki.net; 949-475-4500.



Item 8. (c) Exhibits.

EXHIBIT 4.1  SECURITIES PURCHASE AGREEMENT
EXHIBIT 4.2  CERTIFICATE OF DESIGNATIONS OF SERIES A 6% CONVERTIBLE
              PREFERRED STOCK OF LMKI INC.
EXHIBIT 4.3  WARRANT TO PURCHASE COMMON STOCK OF LMKI INC.
EXHIBIT 4.4  CONDITIONAL WARRANT TO PURCHASE 6% CONVERTIBLE SERIES A
              PREFERRED STOCK AND WARRANTS TO PURCHASE COMMON STOCK
EXHIBIT 4.5  REGISTRATION RIGHTS AGREEMENT
EXHIBIT 4.6  FORM OF LOCK-UP AGREEMENT

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LMKI INC.


By:/s/_______________________________
William J. Kettle
Chairman and Chief Executive Officer

Dated: 12-03-99

8-K#5,8- 991123; LMKI; WEST END FINANCING